Exhibit 99.2

SUNOPTA INC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

On October 12, 2023, SunOpta Inc. (the "Company") entered into an Asset Purchase Agreement ("APA") with Natures Touch Mexico, S. de R.L. de C.V. and Nature's Touch Frozen Fruits, LLC (the "Purchasers") to sell to the Purchasers certain assets and liabilities of the Company's frozen fruit business ("Frozen Fruit") for an aggregate purchase price of $141 million, subject to closing working capital adjustments (the "Transaction"). The aggregate purchase price is inclusive of $20.0 million of seller promissory notes due in three years (the "Seller Financing"). On October 12, 2023 (the "Closing Date"), the Company completed the Transaction in accordance with the terms of the APA. The Transaction represents the Company's exit from the processing, packaging and selling of individually quick frozen fruit for retail, foodservice and industrial applications. Included with the Transaction are owned facilities of Frozen Fruit located in Edwardsville, Kansas, and Jacona, Mexico. A third leased facility of Frozen Fruit, located in Oxnard, California, is not included as part of the Transaction, but primary operations concluded at the facility as of the Closing Date.

The divestiture of Frozen Fruit completes the Company's strategic optimization plan for its non-core commodity-based businesses, which included the divestitures of its sunflower business ("Sunflower") in October 2022 and its global ingredients business, Tradin Organic, in December 2020, in order to focus on value-add products in plant-based and healthy snack categories. Tradin Organic was reported as a discontinued operation beginning in the fourth quarter of 2020. With the Transaction, Frozen Fruit met the held for sale criteria as at September 30, 2023 and, together with Sunflower, qualifies for reporting as discontinued operations under U.S. generally accepted accounting principles ("GAAP") beginning in the third quarter of 2023.

The Transaction is considered a significant disposition for purposes of Item 2.01 of Form 8-K. The accompanying unaudited pro forma condensed consolidated financial statements are prepared in accordance with Article 11 of Regulation S-X. The unaudited pro forma condensed consolidated financial statements are derived from and should be read in conjunction with the Company's audited consolidated financial statements and notes thereto for each of the three years in the period ended December 31, 2022, included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2022, filed with the U.S. Securities and Exchange Commission (the "SEC") on March 1, 2023, and the Company's unaudited consolidated financial statements and notes thereto for the two quarters ended July 1, 2023, included in the Company's Quarterly Report on Form 10-Q for the quarterly period ended July 1, 2023, filed with the SEC on August 10, 2023.

The unaudited pro forma condensed consolidated statements of operations for the two quarters ended July 1, 2023, and each of the three years in the period ended December 31, 2022, are presented as if the Transaction had occurred on January 1, 2020. The unaudited pro forma condensed consolidated balance sheet as at July 1, 2023, is presented as if the Transaction had occurred on July 1, 2023.

The pro forma adjustments included in the Frozen Fruit and Sunflower columns of the unaudited pro forma condensed consolidated financial statements are consistent with the guidance for discontinued operations under U.S. GAAP. The amounts reflected in these columns are preliminary and could change as the Company finalizes its accounting for discontinued operations to be reported in its Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2023 and in its Annual Report on Form 10-K for the fiscal year ended December 30, 2023. Other pro forma adjustments included in the unaudited pro forma condensed consolidated financial statements are directly attributable to the Transaction and are based upon available information and certain assumptions that the Company believes are reasonable under the circumstances. The pro forma adjustments are described in the notes to the unaudited pro forma condensed consolidated financial statements. The unaudited pro forma condensed consolidated financial statements do not include any management adjustments permitted under Article 11 of Regulation S-X to reflect potential synergies or cost savings that may be achievable or dis-synergies or incremental costs that may be incurred as a result of the Transaction.

The unaudited pro forma condensed consolidated financial statements are for informational purposes only and are not necessarily indicative of the operating results or financial position that would have been achieved had the Transaction been consummated on the dates indicated. The unaudited pro forma condensed consolidated financial information should not be construed as being representative of the Company's future results of operations or financial position. The actual results of operations and financial position may differ significantly from the pro forma amounts reflected herein.

SUNOPTA INC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE TWO QUARTERS ENDED JULY 1, 2023

(Expressed in thousands of U.S. dollars, except per share amounts)

		Pro Forma
		Adjustments
		Frozen
	Historical	Fruit (a)	Pro Forma

Revenues	$431,689	$135,557	$296,132
Cost of goods sold	387,107	133,683	253,424

Gross profit	44,582	1,874	42,708
Selling, general and administrative expenses	45,003	4,977	40,026
Intangible asset amortization	4,892	4,000	892
Other income, net	(192)	(172)	(20)
Foreign exchange (gain) loss	(4,588)	(4,669)	81

(Loss) earnings before the following	(533)	(2,262)	1,729
Interest expense, net	12,781	552	12,229

Loss before income taxes	(13,314)	(2,814)	(10,500)
Income tax expense	4,147	169	3,978

Net loss	(17,461)	(2,983)	(14,478)
Dividends and accretion on preferred stock	(1,126)	-	(1,126)

Loss attributable to common shareholders	$(18,587)	$(2,983)	$(15,604)

Loss per common share
Basic	$(0.16)		$(0.14)
Diluted	$(0.16)		$(0.14)

Weighted-average common shares (000s)
Basic	112,743		112,743
Diluted	112,743		112,743

(See the accompanying notes to the unaudited pro forma condensed consolidated financial statements)

SUNOPTA INC.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2022
(Expressed in thousands of U.S. dollars, except per share amounts)

		Pro Forma Adjustments
		Frozen		Seller
	Historical	Fruit (a)	Sunflower (a)	Financing (b)	Pro Forma

Revenues	$934,662	$285,343	$57,924	$-	$591,395
Cost of goods sold	811,808	265,171	54,972	-	491,665

Gross profit	122,854	20,172	2,952	-	99,730
Selling, general and administrative expenses	89,312	9,571	1,272	-	78,469
Intangible asset amortization	10,282	8,000	498	-	1,784
Other expense, net	22,132	(2,746)	23,227	-	1,651
Foreign exchange gain	(1,748)	(1,641)	-	-	(107)

Earnings before the following	2,876	6,988	(22,045)	-	17,933
Interest expense (income), net	14,734	1,578	-	(3,188)	9,968

(Loss) earnings before income taxes	(11,858)	5,410	(22,045)	3,188	7,965
Income tax (benefit) expense	(2,340)	1,873	1,747	862	(5,098)

Net (loss) earnings	(9,518)	3,537	(23,792)	2,326	13,063
Dividends and accretion on preferred stock	(3,109)	-	-	-	(3,109)

(Loss) earnings attributable to common shareholders	$(12,627)	$3,537	$(23,792)	$2,326	$9,954

(Loss) earnings per common share
Basic	$(0.12)				$0.09
Diluted	$(0.12)				$0.09

Weighted-average common shares (000s)
Basic	107,659				107,659
Diluted	107,659				110,247

(See the accompanying notes to the unaudited pro forma condensed consolidated financial statements)

SUNOPTA INC.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED JANUARY 1, 2022
(Expressed in thousands of U.S. dollars, except per share amounts)

		Pro Forma Adjustments
		Frozen		Seller
	Historical	Fruit (a)	Sunflower (a)	Financing (b)	Pro Forma

Revenues	$812,624	$253,075	$63,094	$-	$496,455
Cost of goods sold	714,904	239,818	59,775	-	415,311

Gross profit	97,720	13,257	3,319	-	81,144
Selling, general and administrative expenses	76,599	10,438	1,383	-	64,778
Intangible asset amortization	9,950	8,000	664	-	1,286
Other expense, net	8,890	1,955	190	-	6,745
Foreign exchange loss	1,112	1,018	-	-	94

Earnings before the following	1,169	(8,154)	1,082	-	8,241
Interest expense (income), net	8,769	1,217	-	(2,824)	4,728

(Loss) earnings before income taxes	(7,600)	(9,371)	1,082	2,824	3,513
Income tax (benefit) expense	(6,428)	(1,712)	138	763	(4,091)

Net (loss) earnings	(1,172)	(7,659)	944	2,061	7,604
Dividends and accretion on preferred stock	(4,197)	-	-	-	(4,197)

(Loss) earnings attributable to common shareholders	$(5,369)	$(7,659)	$944	$2,061	$3,407

(Loss) earnings per common share
Basic	$(0.05)				$0.03
Diluted	$(0.05)				$0.03

Weighted-average common shares (000s)
Basic	104,098				104,098
Diluted	104,098				106,987

(See the accompanying notes to the unaudited pro forma condensed consolidated financial statements)

SUNOPTA INC.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED JANUARY 2, 2021
(Expressed in thousands of U.S. dollars, except per share amounts)

		Pro Forma Adjustments
		Frozen		Seller
	Historical	Fruit (a)	Sunflower (a)	Financing (b)	Pro Forma

Revenues	$789,213	$284,559	$54,618	$-	$450,036
Cost of goods sold	680,136	270,144	55,067	-	354,925

Gross profit	109,077	14,415	(449)	-	95,111
Selling, general and administrative expenses	89,463	13,259	1,675	-	74,529
Intangible asset amortization	8,946	8,000	664	-	282
Other expense, net	23,393	8,652	2,901	-	11,840
Foreign exchange (gain) loss	(1,640)	(1,831)	-	-	191

(Loss) earnings before the following	(11,085)	(13,665)	(5,689)	-	8,269
Interest expense (income), net	30,042	861	-	(1,926)	27,255
Loss on retirement of debt	8,915	-	-	-	8,915

(Loss) earnings before income taxes	(50,042)	(14,526)	(5,689)	1,926	(27,901)
Income tax (benefit) expense	(7,650)	(415)	(715)	521	(5,999)

Net (loss) earnings	(42,392)	(14,111)	(4,974)	1,405	(21,902)
Dividends and accretion on preferred stock	(10,328)	-	-	-	(10,328)

(Loss) earnings attributable to common shareholders	$(52,720)	$(14,111)	$(4,974)	$1,405	$(32,230)

Loss per common share
Basic	$(0.59)				$(0.36)
Diluted	$(0.59)				$(0.36)

Weighted-average common shares (000s)
Basic	89,234				89,234
Diluted	89,234				89,234

(See the accompanying notes to the unaudited pro forma condensed consolidated financial statements)

SUNOPTA INC.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
AS AT JULY 1, 2023
(Expressed in thousands of U.S. dollars)

		Pro Forma Adjustments
				Aggregate
		Frozen		Purchase
	Historical	Fruit (c)		Price (d)		Pro Forma

ASSETS
Current assets
Cash and cash equivalents	$981	$-		$67,102	(e)	$68,083
Accounts receivable	72,776	(19,411)		10,500		63,865
Inventories	220,752	(104,079)		-		116,673
Prepaid expenses and other current assets	15,734	(266)		-		15,468
Income taxes recoverable	4,133	-		-		4,133
Total current assets	314,376	(123,756)		77,602		268,222

Notes receivable	-	-		20,000		20,000
Property, plant and equipment, net	342,679	(24,533)		-		318,146
Operating lease right-of-use assets	90,454	(738)		-		89,716
Intangible assets, net	130,754	(108,000)		-		22,754
Goodwill	3,998	-		-		3,998
Other assets	4,864	-		-		4,864
Total assets	$887,125	$(257,027)		$97,602		$727,700

LIABILITIES
Current liabilities
Accounts payable and accrued liabilities	$124,826	$(23,610)		$(5,286)		$95,930
Notes payable	19,727	-		-		19,727
Income taxes payable	180	-		-		180
Current portion of long-term debt	45,394	-		(240)		45,154
Current portion of operating lease liabilities	14,231	(114)		-		14,117
Total current liabilities	204,358	(23,724)		(5,526)		175,108

Long-term debt	270,717	-		(9,628)		261,089
Operating lease liabilities	85,427	(624)		-		84,803
Deferred income taxes	266	-		-		266
Total liabilities	560,768	(24,348)		(15,154)		521,266

Series B-1 preferred stock	14,264	-		-		14,264

SHAREHOLDERS' EQUITY
Common shares	462,290	-		-		462,290
Additional paid-in capital	22,715	-		-		22,715
Accumulated deficit	(174,275)	(233,325	) (f)	112,756	(f)	(294,844)
Accumulated other comprehensive income	1,363	646		-		2,009
Total shareholders' equity	312,093	(232,679)		112,756		192,170

Total liabilities and shareholders' equity	$887,125	$(257,027)		$97,602		$727,700

(See the accompanying notes to the unaudited pro forma condensed consolidated financial statements)

SUNOPTA INC.
NOTES TO THE UNAUDITED PRO FORMA
CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

1. Basis of Presentation

The unaudited pro forma condensed consolidated financial information as at and for the two quarters ended July 1, 2023 has been derived from and should be read in conjunction with the historical unaudited consolidated financial statements and notes thereto included in the Company's Quarterly Report on Form 10-Q for the quarterly period ended July 1, 2023, and the adjustments described in Note 2 below. The unaudited pro forma condensed consolidated financial information for each of the three years in the period ended December 31, 2022 has been derived from and should be read in conjunction with the historical audited consolidated financial statements and notes thereto, included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2022, and the adjustments described in Note 2 below.

2. Pro Forma Adjustments

(a) The Frozen Fruit and Sunflower columns in the unaudited pro forma condensed consolidated statements of operations represents the historical financial results directly attributable to Frozen Fruit and Sunflower in accordance with Financial Accounting Standards Board Accounting Standards Codification 205-20, "Presentation of Financial Statements - Discontinued Operations." Selling, general and administrative expenses of Frozen Fruit and Sunflower exclude the allocation of corporate costs. For the year ended December 31, 2022, other expense of Sunflower includes the loss recognized on the Sunflower divestiture of $23.2 million.

(b) The Seller Financing column in the unaudited pro forma condensed consolidated statements of operations reflects the recognition of interest income over the three-year term of the Seller Financing. The Seller Financing bears interest at a rate per annum equal to the secured overnight financing rate ("SOFR"), plus a margin of 4.00% for the first year and 7.00% for the second and third years. Interest is payable quarterly in-kind. The Seller Financing matures on October 12, 2026, and outstanding principal and accrued and unpaid interest is payable on the maturity date. For purposes of these unaudited pro forma condensed consolidated financial statements, the fair value of the Seller Financing is assumed to be equal to the stated principal amount of $20.0 million and the stated interest rate was determined based on SOFR as at the Closing Date plus the applicable margin in each of the three years ended December 31, 2022. The incremental income tax expense on the Seller Financing reflects the applicable historical statutory rates in effect for the periods presented.

(c) The Frozen Fruit column in the unaudited pro forma condensed consolidated balance sheet reflects the elimination of the assets, liabilities, and accumulated other comprehensive loss attributable to the Transaction, measured as at July 1, 2023.

(d) The Aggregate Purchase Price column in the unaudited pro forma condensed consolidated balance sheet reflects the estimated aggregate purchase price of the Transaction measured as at July 1, 2023, net of estimated closing costs, and the required repayment of certain bank loans and other liabilities of Frozen Fruit not assumed by the Purchasers. The estimated aggregate purchase price does not reflect any pre-closing adjustments based on the results of operations and changes in financial position of Frozen Fruit from July 1, 2023 to the Closing Date.

(e) Reflects the estimated net cash proceeds from the Transaction of $67.1 million measured as at July 1, 2023, reflecting deductions for estimated closing costs and the required repayment of certain bank loans and other liabilities of Frozen Fruit not assumed by the Purchasers. The Company intends to utilize the net cash proceeds from the Transaction to repay a portion of the outstanding borrowings under its asset-based revolving credit facilities. The repayment of revolver borrowings, including any associated future cash interest savings, have not been reflected in the unaudited pro forma condensed consolidated financial statements as the repayment is not considered directly attributable to the Transaction.

(f) The change in accumulated deficit reflects the estimated loss on the Transaction of $120.6 million measured as at July 1, 2023, reflecting the difference between the estimated aggregate purchase price, net of estimated closing costs, and the historical carrying value of the net assets of Frozen Fruit attributable to the Transaction. The final determination of the loss on the Transaction as of the Closing Date is subject to the finalization of the closing balance sheet of Frozen Fruit, the completion of a fair value assessment of the Seller Financing, and adjustments to closing costs related to the Transaction. Accordingly, the estimated loss on the Transaction as at July 1, 2023, is preliminary and presented solely for informational purposes. The final loss recognized could be higher or lower than the preliminary estimate.